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                                                                   EXHIBIT 23(B)

The Board of Directors
American Dental Partners, Inc.:

  We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Historical and Pro Forma Consolidated Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
November 12, 1997